PART II AND III

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 1-A

TIER I OFFERING

Commission File Number (To be assigned by SEC)

The Alkaline Water Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	99-0367049 (I.R.S. Employer Identification No.)

5524 N. 51st Ave. Suite 101 Glendale, Arizona (Address of principal executive offices)	85301 (Zip Code)

(408) 227-7307

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Up to 200,000,000

Common

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 Par Value

Please send copies of all correspondence to our corporate business address: 5524 N. 51st Ave. Suite 101 Glendale, Arizona

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED: November 10, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company is required to deliver a Final Offering Circular to investors. The Company may satisfy this obligation by sending you a notice within two business days after completing your purchase that contains the URL where the Final Offering Circular or offering statement may be obtained.

The Alkaline Water Company, Inc.

The Alkaline Water Company, INC.

Best Efforts Offering of up to 200,000,000 Shares of Common

Stock Maximum Offering Amount by Company: $10,000,000

This is a public offering of securities of The Alkaline Water Company, Inc., a Nevada corporation (“we,” “us,” “our,” “our company” or the “Company”). In this offering we are offering up to 200,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. A minimum number of 100,000 shares for a subscription price of $5,000 is required to be purchased by each investor for the offer to proceed. The shares offered by the Company will be sold on our behalf by our Officers and Directors (the “Officers”). The Officers will not receive any direct commissions for selling the shares on our behalf. However, as officers and directors, they may benefit indirectly from the offering proceeds through their salaries, compensation, and equity ownership in the Company. There is uncertainty that we will be able to sell any of the 200,000,000 shares being offered by the Company. All of the shares being qualified for sale by the Company will be sold at a price of $.05 for the duration of the Offering. Any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering.

TIER 1 OFFERING LIMIT: The maximum aggregate offering price for all securities sold by the Company pursuant to Regulation A during the 12-month period ending on the qualification date of this offering statement is $20,000,000. This offering represents $10,000,000 of that limit.

OFFERING PRICE ANALYSIS: The offering price of $0.05 per share represents a 296.8% premium over the market price of $0.012. This means investors are paying approximately 4X the current market price. The market price may more accurately reflect the Company's current financial condition and prospects. Investors purchasing at $0.05 may experience immediate dilution if they attempted to sell at current market prices.

FORWARD-LOOKING STATEMENTS CAUTION: This offering circular contains forward-looking statements about the Company's plans, prospects, and market opportunities. Given the Company's current financial condition (see risk factors), investors should exercise extreme caution regarding forward-looking statements. There is no assurance the Company can resume operations, regain customers, or execute any stated business plan. Actual results will likely differ materially and adversely from any forward-looking statements.

Our common stock is quoted on the OTCID tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “WTER.” On November 10, 2025, the last reported sales price for our common stock was $0.012 per share.

As of November 10, 2025, 355,803,390 shares of common stock were outstanding.

There is no guarantee that this Offering will successfully raise enough funds to implement our company’s business plan. Additionally, although the shares of the Company trade on the OTCID, the 30-day average trading volume as of November 10, 2025, was approximately 1,397,236 shares per day or approximately $16,766.83 per day. This limited liquidity means: (1) large sales may significantly impact price, (2) investors may not be able to sell quickly, (3) bid-ask spreads may be wide, (4) market makers may be limited. The 200,000,000 shares in this offering represent approximately 562x the current 30-day average daily volume. If substantial shares from this offering are sold, it could severely depress the market price.

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This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualification date of this offering circular, unless extended by our board of directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Proceeds to Underwriting	Price to Public(1)	Discount and Commissions(2)	Proceeds to Issuer(3)	Other Persons
Per share	$.05	0.00	.04925	$0.001
Total Maximum	$10,000,000	0.00	9,850,000	$150,000

(1)  We do not intend to use commissioned sales agents or underwriters.

(2)   The amounts shown are after deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering, which we estimate will be $150,000.00 in the aggregate including reserves for future costs. See “Plan of Distribution” for details.

(3) The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, besides their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. Because there is no minimum offering amount and no escrow arrangement, the Company may use proceeds from early investors before the offering is complete, and investors will have no rescission rights if the offering fails to raise sufficient capital. All expenses incurred in this offering are being paid for by the Company.

Our common stock is quoted on the OTC ID tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “WTER.” On November 10, 2025, the last reported sales price for our common stock was $0.012 per share.

Our Articles of Incorporation authorize shares of preferred stock with rights, preferences, and privileges to be determined by the Board without stockholder approval. The Board could issue preferred stock with: (1) superior voting rights that dilute common stockholder control, (2) liquidation preferences that subordinate common stock, (3) mandatory redemption features that drain company cash, (4) anti-takeover provisions. Preferred issuance could make common stock less attractive and more difficult to value.

As a Tier 1 issuer, we are NOT required to file ongoing periodic reports (Form 1-K annual reports or Form 1-SA semi-annual reports) with the SEC after the offering is complete. Investors will have significantly limited access to updated financial information compared to Tier 2 issuers or Exchange Act reporting companies. During the offering period, we will file Form 1-Z exit reports annually. After the offering concludes, we will have no obligation to provide ongoing financial reports to investors unless otherwise required by state securities laws or our own voluntary disclosure policies. Investors should consider this lack of ongoing disclosure as a significant risk factor when evaluating this investment.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 14.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular follows the offering circular format described in Part II (a)(1)(i) of Form 1-A. The date of this offering circular is November 10, 2025.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

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TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations ,and prospects may have changed since that date.

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PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘The Alkaline Water Company,” “WTER,’’ the “Company,’’ ‘‘we,” ‘‘us,’’ and ‘‘our,’’ refer to THE ALKALINE WATER COMPANY, INC., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular, include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans,” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are several risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 14, and the financial statements, before making an investment decision.

TIER 1 OFFERING LIMIT: The maximum aggregate offering price for all securities sold by the Company pursuant to Regulation A during the 12-month period ending on the qualification date of this offering statement is $20,000,000. This offering represents $10,000,000 of that limit.

OFFERING PRICE ANALYSIS: The offering price of $0.05 per share represents a 296.8% premium over the market price of $0.012. This means investors are paying approximately 4X the current market price. The market price may more accurately reflect the Company's current financial condition and prospects. Investors purchasing at $0.05 may experience immediate dilution if they attempted to sell at current market prices.

The Company

Predecessor Entities and Dates of Name Changes

●	Global Lines, Inc., - June 2011 - December 2014

Corporate Overview

Founded in 2012 and based in Glendale, Arizona, The Alkaline Water Company, Inc. (the "Company") has established itself as a premium provider of high-pH purified water products. Leveraging an electrolysis-based production process (targeting ~8.8 pH) and enhancement with Himalayan rock salt, the Company delivers crisp, smooth-tasting alkaline water across a full spectrum of packaging formats — primarily focusing on 2L, 3L and 1-gallon bottles.

As consumer demand for “better-for-you” hydration has surged, third-party market research suggests the global alkaline water market is projected to grow from about USD 1.1 billion in 2023 to USD 2.9 billion by 2033 (CAGR ~10.2%). Meanwhile, the broader functional water sector is forecast to nearly double over the same span, reaching USD 21 billion. These projections are based on third-party research and there can be no assurance that such market growth will occur or that the Company will be able to capture any portion of such projected growth. On the upstream side, innovations in alkaline electrolysis and water ionization are fueling rapid growth in the technology market — with projections showing the alkaline water electrolysis segment increasing at ~19–20% CAGR over the coming decade.

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Against this backdrop, the Company believes it is positioned to pursue growth opportunities, subject to obtaining adequate financing and successfully reestablishing operations following the recent operational cessation. Its strengths include: a differentiated, science-backed product; leadership in sustainable packaging; and a flexible footprint across bottle formats. To capture growing opportunity, the Company’s strategic priorities include: deepening brand credibility via research and third-party validation; accelerating distribution expansion (retail, e-commerce, DTC); optimizing operations for scale; and pursuing acquisitions or partnerships that enhance the product portfolio or technical capabilities.

With a clear vision of becoming the global benchmark in premium alkaline hydration and a mission to deliver exceptional quality at scale, The Alkaline Water Company aims to ride the upward wave of functional-water demand — transforming hydration while upholding sustainability, science, and brand excellence.

Vision

To be the global benchmark in premium alkaline hydration — elevating everyday wellness through superior water, innovation, and environmental stewardship.

Mission

To deliver the highest-quality alkaline water — meticulously purified, expertly ionized, and sustainably packaged — while expanding market presence and enhancing consumer well-being through innovation and integrity.

Market Landscape

Global Alkaline Water Market:

●	Projected to grow from USD 1.1 billion (2023) to USD 2.9 billion (2033)
●	CAGR ~10.2% (Global Insight Services, 2025)

Functional / Enhanced Water Category:

●	Expanding from USD 10.4 billion (2023) to USD 21 billion (2033)
●	CAGR ~7.3% (Market.us, 2025)

Alkaline Water Electrolysis Technology Market:

●	Expected to increase from USD 201 million (2025) to USD 1 billion+ (2034)
●	CAGR ~19.6% (Precedence Research, 2025)

Growth Drivers:

●	Rising global health and wellness awareness
●	Increased consumer demand for 'functional' beverages
●	Expansion of sustainable, eco-friendly packaging
●	Premiumization trends in bottled water
●	Strengthened retail and e-commerce distribution channels

Strategic Growth Plan

●	Brand Expansion – Grow national awareness of Alkaline88® through integrated marketing and influencer partnerships emphasizing hydration quality, wellness, and sustainability.
●	Market Diversification – Enter new regional and international markets with localized distribution partnerships and digital direct-to-consumer programs.
●	Sustainability Leadership – Leverage aluminum packaging and recycled materials to align with ESG-focused consumer trends.
●	Innovation & Portfolio Growth – Introduce flavored and functional alkaline products (e.g., electrolyte blends, sparkling alkaline water).
●	Strategic Acquisitions – Pursue synergistic M&A to expand product categories and improve supply-chain economics.

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Competitive Edge

●	Proprietary electrolysis process (chemical-free, 8.8 pH)
●	Broad product line and bulk options
●	Strong retail footprint and distribution partnerships
●	Leadership in sustainable packaging (aluminum, recyclables)
●	Positioned in a fast-growing, high-margin segment

The company's leadership has implemented comprehensive cost control measures across all operations while placing particular emphasis on achieving positive operating cash flow in the near term—a milestone that would represent a significant achievement in the company's history and potentially catalyze further growth opportunities.

For the next 24 months, specific operational and financial benchmarks include:

●	Target reestablishment of presence in at least 40,000 retail locations (from the previous peak of 75,000), although there can be no assurance that previous retail relationships can be restored or that such distribution levels will be achieved
●	Achieve full operation of the company-owned production facility
●	Target acquisition of 1-3 brands in the alkaline space, subject to availability of capital, satisfactory due diligence, and negotiation of definitive agreements on acceptable terms
●	Target acquisition of 2-3 additional production facilities, subject to availability of capital, satisfactory due diligence, and negotiation of definitive agreements on acceptable terms
●	Target quarterly revenue growth of 15-20% throughout the year, although there can be no assurance that such growth will be achieved
●	Target improvement of gross margins to the 35-40% range as vertical integration initiatives take hold, although there can be no assurance that such margin improvements will be achieved
●	Target achievement of operational breakeven, although there can be no assurance that breakeven will be achieved or when it might occur
●	Implement an optimized pricing strategy to improve margins

Commitment to Sustainability

Alkaline88 is leading the charge in sustainability and carbon footprint reduction within the beverage industry:

●	All Alkaline88 beverages are bottled in 100% recyclable PET BPA-free bottles
●	The company's bulk packaging already exceeds the recycling standards for the state of California
●	All components are domestically sourced, with higher usage of recycled materials than many major beverage companies
●	Strategic plant locations and U.S.-based supply chain significantly reduce carbon footprint, with further reductions planned

Product Quality and Safety

The company maintains an unwavering commitment to product quality and safety through a rigorous multi-step purification process:

●	Micron filtration to capture debris and contaminants
●	Reverse osmosis to purify and remove heavy metals
●	Ultraviolet light sterilization
●	Ozone treatment to eliminate bacteria
●	Proprietary ECO units that add electrolytes while further sterilizing the product
●	This comprehensive approach ensures Alkaline88 is clean and pure, containing just two ingredients -- purified water and food-grade Pink Himalayan Rock Salt -- resulting in a "Deliciously Smooth" water that meets or exceeds all FDA, EPA, and International Bottled Water Association requirements.

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Plan of Operations

In order for us to implement our business plan over the next twelve-month period, we have identified the following milestones that we expect to achieve:

●	Expansion of Broker Network - We expect to continue to develop our working relationship with our national broker network known. We continually meet train and go on sales call with our broker network in order to take advantage of the momentum currently being created by their efforts. We anticipate a considerable amount of travel and ongoing expense for both internal staff and our brokers.
●	Increase Manufacturing Capacity – We expect to add one or two new co-packer facilities, strategically located to reduce freight costs and meet future growth objectives.
●	Expand Retail Distribution - We are currently in negotiations or have received the new item paperwork from retailers that will introduce our Alkaline 88 product line to retailers throughout North America.
●	Addition of Support Staff - In order to support expansion efforts and to continue the training and support of our broker network, we will need to hire approximately two more people on the corporate level, which will be hired for the specific purpose of supporting the broker, distributor and retailers and their logistical requirements. We continue to seek and interview candidates to fill our growing need for additional staffing.

We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity (through this offering or another offering of our common stock) or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. There can be no assurance that such additional financing will be available on acceptable terms or at all. We will require additional cash resources to achieve the milestones indicated above. If our own financial resources and future current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects. If we are unable to obtain sufficient financing, we may be required to significantly curtail or cease operations, which would result in a complete loss of investment for shareholders.

Distribution Method for Our Product

Our distribution network is a broker-distributor-retailer network, whereby brokers represent our products to distributors and retailers. Our target retail markets are: (a) chain and independent health food stores; (b) grocery stores; (c) convenience stores; (d) drug stores; and (e) the mass retail market.

Currently we have gained broker representation through throughout the United States. Across the country and in all categories of retail trade, we are aggressively utilizing both DSD (direct to store deliveries) and warehouse opportunities in the distribution of our products throughout the country.

Dependence on Few Customers

There can be no assurance that our customers will continue to order our products at the same level or at all. Given the Company's cessation of operations from December 2023 to March 2025, many previous customer relationships may have been terminated or significantly impaired, and there is substantial risk that the Company will be unable to reestablish its previous customer base. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

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Marketing

We intend to market our product through our broker network and to avail ourselves to the promotional activities of other companies and competitors regarding the benefits of alkaline water. We anticipate that our initial marketing thrust will be to support the retailers and distribution network with point of sales displays and other marketing materials, strategically adding an extensive public relations program and other marketing as the markets dictate.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product will be competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we have.

Important factors that will affect our ability to compete successfully include the continued public perception of the benefits of alkaline water, taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. The extremely competitive pressures within the beverage categories could result in our product never even being introduced beyond what they can market locally themselves.

Our product will compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as SoBe, Snapple, Arizona, Vitamin Water, Gatorade, and Powerade. We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including Eternal, Essentia, Icelandic, Real Water, Aqua Hydrate, and Alka Power.

Products offered by our direct competitors are sold in various volumes and prices volumes ranging from half-liter bottles to 1-gallon bottles.

Intellectual Property

Where available, we intend to obtain trademark protection in the United States for a number of trademarks for slogans and product designs. We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our sales and operating strategy.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

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Government Regulation

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations.

Legal requirements apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States.

Any third-party bottling facility that we may choose to utilize in the future and any other such operations will be subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. It will be our policy to comply with any and all such legal requirements. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Employees

We currently employ 3 full time employees and 1 part-time employee in marketing, accounting and administration. We also work with retail brokers in the United States who are paid on a contract basis. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships with manufacturers, distillers, development/research companies, bottling concerns, and certain retail customers will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks. We also plan to form an independent network of contract sales and regional managers, a promotional support team, and several market segment specialists who will be paid on a variable basis.

Outlook

With a decade of market presence, proprietary purification technology, and brand recognition, The Alkaline Water Company seeks to capitalize on the growing global demand for premium, functional hydration products, subject to successfully reestablishing operations and obtaining adequate financing. The Company’s continued expansion, innovation, and operational discipline support a long-term vision of category leadership and sustained shareholder value creation.

The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

The company is currently an early-stage company with a limited track record and cannot guarantee the success of its initiatives, both current and future, nor can the company guarantee the performance of its stock or a return on investment. There are inherent risks (outlined below) of investing in an early-stage company.

The Company experienced a cessation of substantially all sales and operations from December 2023 to March 2025. There is no assurance that previous customer relationships, distribution channels, or brand recognition remain viable after this extended operational suspension. The Company must essentially restart operations from a minimal revenue base. This operational cessation represents a material adverse event that may significantly impact the Company's ability to execute its business plan and achieve the projected financial results described herein.

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Description of Securities

The following description summarizes certain terms of our capital stock as in effect upon the completion of this offering. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our amended and restated articles of incorporation (the “Articles”) and bylaws, which are included as exhibits to the Offering Statement of which this Offering Circular forms a part, and to the applicable provisions of Nevada law.

Our authorized capital consists of the following:

Share Class	Shares Authorized	Shares Outstanding
Common	500,000,000	355,803,390
Preferred E	5,000,000	100,000
A	1,000,000	1,000,000

Common Stock

Each share of Common Stock has one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions or rights. Holders of shares of Common Stock are not entitled to cumulative voting for electing members of the Board. Please refer to the Company’s Articles, bylaws, and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

Series “E” Preferred Stock – Holders of the Series E Preferred Stock (the "Holders") are entitled to receive dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum, payable on each anniversary date of the original issue date of shares of Series E Preferred Stock held by applicable Holders in a number of shares of our common stock per share of the Series E Preferred Stock equal to the quotient obtained by dividing the dollar amount of such dividend payment by applicable market price. A stated value of each share of the Series E Preferred Stock is $1.00. Any accrued but unpaid dividends on the Series E Preferred Stock being converted will be paid in our common stock upon the conversion of the Series E Preferred Stock. If we pay a dividend on our common stock while the shares of the Series E Preferred Stock are outstanding, the Holders will be entitled to receive a dividend per share of Series E Preferred Stock equal to the dividend per share of our common stock. Such dividend will be payable on the same terms and conditions as the payment of the dividend on our common stock.

Series “A”, Preferred Stock - The Record Holders of the Series “A” Preferred Stock shall have the right to vote on any matter with the holders of the Common Stock of the Corporation voting together as one (1) class. The record Holders of the Series “A” Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of the Common Stock of the Corporation or other potential holders of other series of voting Preferred Shares entitled to vote at any Regular or Special Meeting of the Shareholders) equal to five hundred (500) shares of Common Stock for each one (1) share of Series “A” Preferred Stock held. Additionally, the holders of the Series “A”, Preferred Stock are not entitled to dividends from the Company and each share of Series “A”, Preferred Stock is convertible into fifty (50) shares of the Common Stock of the Company at the sole discretion of the holder. The Series “A" Preferred Stock is extinguished five (5) years from the date of issuance.

The Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 200,000,000 shares for offering to the public. We are offering these shares at a price per share of $.05. We will receive all proceeds from the sale of the common stock.

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Securities being offered by the Company

Up to 200,000,000 shares of common stock priced at $.05 per share for maximum gross proceeds of $10,000,000. Our offering will terminate upon the earliest of (i) such time as all the common stock (200,000,000 shares) has been sold pursuant to the Offering Statement, (ii) the Company has raised the maximum aggregate amount of $10,000,000, or (iii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 365 days. We may, however, at any time and for any reason, terminate the offering. Upon any such termination by the Company, all accepted subscriptions will remain binding and no refunds will be provided to investors.

Offering price per share:	We will sell the shares at a price per share of $.05

Number of shares of common stock outstanding before the offering of common stock:	As of November 10, 2025, 355,803,390 shares of common stock are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock:	555,803,390 common shares will be issued and outstanding if we sell all the shares we are offering herein at a price of $.05

The minimum number of shares to be sold in this offering:	One hundred thousand (100,000)

Best efforts offering:	We are offering shares on a “best efforts” basis.

Market for the common shares:	Our common stock is quoted on the OTCID tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “WTER.” On November 10, 2025, the last reported sales price for our common stock was $.012 per share.

Offering price per share:	We will sell the shares at a price per share of $.05

Number of shares of common stock outstanding before the offering of common stock:	As of November 10, 2025, 355,803,390 shares of common stock are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock:	555,803,390 common shares will be issued and outstanding if we sell all the shares, we are offering herein at a price of $.05

The minimum number of shares to be sold in this offering:	One hundred thousand (100,000)

Best efforts offering:	We are offering shares on a “best efforts” basis.

Market for the common shares:	Our common stock is quoted on the OTCID tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “WTER.” On November 10, 2025, the last reported sales price for our common stock was $.012 per share.

Tier 1 Offering Explanation

The Company has selected a Tier 1 offering because:

●	The offering amount is under $20M annual limit,
●	It avoids the ongoing Rule 257 reporting burden of Tier 2,
●	There are no investment limitations like Tier 2
●	It provides access to non-accredited investors

The Company considered but did not pursue Tier 2 as it requires audited financials and ongoing reporting, or traditional Reg D private placement because it is limited to accredited investors.

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Going Concern Warning

The Company's independent auditor has included explanatory language in its audit report regarding substantial doubt about our ability to continue as a going concern. Revenue declined 99.8% from $28,501,020 (FY2024) to $60,510 (FY2025). The Company had only $841 cash as of March 31, 2025, and accumulated losses of $134,649,316. The Company is entirely dependent on raising capital through this offering to resume operations. Without successful completion of this offering, there is substantial doubt about the Company's ability to continue as a going concern, and investors may lose their entire investment.

Use of Proceeds

We intend to use the net proceeds from this offering for general working capital purposes, which may include, but is not limited to, resuming operations, paying outstanding accounts payable and debt obligations, employee salaries, operational expenses, and general corporate purposes. The Company has not allocated specific amounts or percentages to particular uses and retains broad discretion in the application of proceeds.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all shares registered hereunder have been sold up to a total aggregate maximum of 200,000,000 shares. We may, at our discretion, extend the offering for an additional 365 days. At any time and for any reason, we may also terminate the offering.

Subscriptions: All subscriptions once accepted by us are irrevocable. Subscribers will have no right to cancel, withdraw, or receive a refund of their subscription after acceptance by the Company.

Risk Factors: See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment: There is no restriction on investment. Regulation A, Tier 1 offerings are subject to Blue Sky registration. For general information on investing, we encourage you to refer to www.investor.gov and the website of the securities regulator in your state or residence.

RISK FACTORS

As an early-stage company, an investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer, and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

FORWARD-LOOKING STATEMENTS CAUTION: This offering circular contains forward-looking statements about the Company's plans, prospects, and market opportunities. Given the Company's current financial condition (see risk factors), investors should exercise extreme caution regarding forward-looking statements. There is no assurance the Company can resume operations, regain customers, or execute any stated business plan. Actual results will likely differ materially and adversely from any forward-looking statements.

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RISKS RELATED TO OUR COMPANY

Our company ceased substantially all operations December 2023 to March 2025

The Company experienced a cessation of substantially all sales and operations from December 2023 to March 2025. There is no assurance that previous customer relationships, distribution channels, or brand recognition remain viable after this extended operational suspension. The Company must essentially restart operations from a minimal revenue base.

Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financings.

Our continued existence is dependent upon us obtaining adequate working capital to fund all of our planned operations. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses. Thus, if we are unable to raise funds to fund the assembling and commercialization of our acquisition solutions, we may not be able to continue as a going concern, and you will lose your investment. We have incurred accumulated operating losses since inception. If the Company is able to raise the necessary funds to execute its business plan or if the Company earns any revenues from its business operations, a substantial portion of these funds will have to be used to pay off the outstanding accounts payable and debt of the Company. As of September 30, 2025, the Company had $654,489in outstanding accounts payable and $705,110 in outstanding debt obligations. Investors should understand that proceeds from this offering will not be used exclusively for growth or operations, but will also be used to satisfy existing obligations to creditors.

Our independent accounting firm has included in its report the qualification that these conditions raise a substantial doubt about the Company’s ability to continue as a going concern. The report also states that the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We need additional capital to fund our growing operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations or cease operations altogether.

We need additional capital to fund our operations, and we may not be able to obtain such capital, which would cause us to limit or cease our operations entirely. The conditions of the global credit markets may adversely affect our ability to raise capital in the future. If adequate additional financing is not available on reasonable terms or at all, we may not be able to execute our business plans and may have to modify them accordingly or even suspend them.

Even if we do find a source of additional capital, we may not be able to negotiate favorable terms and conditions for receiving the additional capital. Any future capital investments will dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Loss of key personnel critical for management decisions would have an adverse impact on our business.

Our success depends upon the continued contributions of our executive officers and/or key employees, particularly with respect to providing the critical management decisions and contacts necessary to manage acquisitions, product development, marketing, and growth within our industry. Competition for qualified personnel can be intense, and there are a limited number of people with the requisite knowledge and experience. Under these conditions, we could be unable to attract and retain these personnel. The loss of the services of any of our executive officers or other key employees for any reason could have a material adverse effect on our business, operating results, financial condition, and cash flows.

We expect significant competition for our products and services.

Some of our competitors and potential competitors are well established and have substantially greater financial, research and development, technical, manufacturing, and marketing resources than we have today. If these larger competitors decide to focus on the acquisition of service and water technology companies, they could have the manufacturing, marketing and sales capabilities to complete research, development, and commercialization of these products more quickly and effectively than we can. As of today, there can also be no assurance that current and future competitors will not develop new or enhanced products, technologies, or more cost-effective systems.

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International regulation may adversely affect our planned product sales.

As a part of our marketing strategy, we plan to market and sell our products internationally. In addition to regulation by the U.S. government, our consumer products are subject to consumer, environmental and safety regulations in each country in which we market and sell. We anticipate that regulations will vary from country to country and will vary from those of the United States. The difference in regulations and the laws of foreign countries may be significant and in order to comply with the laws of these foreign countries, our operations may have to implement manufacturing changes or alter product design, or we may need to modify our marketing efforts. Any changes in our business practices or products will require a response to the laws of foreign countries and may result in additional expense to the Company and either reduce or delay product sales.

Unpredictable events, such as the covid-19 outbreak, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and affect our ability to raise capital.

Unpredictable events, such as extreme weather conditions, acts of God, and medical epidemics such as the COVID-19 outbreak, and other natural or manmade disasters or business interruptions, may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization has since declared the outbreak to constitute a pandemic. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted.

At this point, the extent to which a COVID-19 type disruption may impact our financial condition or results of operations is uncertain. Additionally, COVID-19 has caused significant disruptions to the global financial markets, which could impact our ability to raise additional capital. There is also a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

If we fail to implement and maintain proper and effective internal controls and disclosure controls and procedures pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, our ability to produce accurate and timely financial statements and public reports could be impaired, which could adversely affect our operating results, our ability to operate our business, and investors’ views of us.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. Among other things, we must perform systems and processes evaluation and testing. We must also assess our internal controls to allow management to report on our assessment of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. We are required to provide management’s assessment of internal controls in conjunction with filing our Annual Report on Form 10-K. The failure to implement and maintain proper and effective internal controls and disclosure controls could result in material weaknesses in our financial reporting, such as errors in our financial statements and in the accompanying footnote disclosures that could require restatements. Investors may lose confidence in our reported financial information and disclosure, which could negatively impact our stock price.

We do not expect that our internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

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The Company has the following material weaknesses:

●	The Company lacks an effective control environment since there are insufficient personnel to exercise appropriate oversight of accounting judgments and estimates.
●	Due to limited accounting and financial reporting resources, the Company lacks formal processes to identify, update, and assess risks to the Company’s financial reporting.
●	Due to limited accounting and financial reporting resources, the Company has not implemented significant monitoring controls.
●	Due to limited accounting and financial reporting resources, authorization, approval, and review controls over the Company's financial statements and accounting records have not been implemented or have not been applied consistently. This includes controls over the identification, approval, and disclosure of related party transactions. In certain cases, formal documentation does not exist regarding the design of controls, evidence of implementation of controls, or evidence of the occurrence of certain transactions. In addition, certain of the Company’s processes lack adequate segregation of duties, which increases the risk of errors and fraud in financial reporting.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the shares. therefore, the offering price bears no relationship to the actual value of the company, and may make our shares difficult to sell.

Our Shares are currently quoted on OTC Markets trading under the symbol WTER. The offering price of $0.05 per share for the Shares of Common Stock was arbitrarily determined by management without an independent valuation. The offering price bears no relationship to the book value, assets, earnings of the Company, or any other recognized criteria of value. Based on the Company's financial statements as of March 31, 2025, the Company has a negative book value of approximately due to accumulated losses of $134,649,316. The offering price should not be regarded as an indicator of the future market price of the Shares and significantly exceeds the current trading price of $0.012 per share.

OFFERING PRICE ANALYSIS: The offering price of $0.05 per share represents a 296.8% premium over the market price of $0.0126. This means investors are paying approximately 4X the current market price. The market price may more accurately reflect the Company's current financial condition and prospects. Investors purchasing at $0.05 may experience immediate dilution if they attempted to sell at current market prices.

Our stock has limited liquidity and trading volume.

The 30-day average trading volume as of November 10, 2025, was approximately 1,397,236 shares per day or approximately $16,766.83 per day. This limited liquidity means: (1) large sales may significantly impact price, (2) investors may not be able to sell quickly, (3) bid-ask spreads may be wide, (4) market makers may be limited. The 200,000,000 shares in this offering represent approximately 562x the current 30-day average daily volume. If substantial shares from this offering are sold, it could severely depress the market price.

Our stock price may be volatile, and you may not be able to sell your shares for more than what you paid or at all.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of Common Stock at or above the price you paid for them or at all. The trading price of our Common Stock may be subject to fluctuations in response to various factors.

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our Common Stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of Common Stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

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Our securities are currently traded on the OTCMarkets®, which may not provide as much liquidity for our investors as more recognized senior exchanges, such as the Nasdaq stock market or other national or regional exchanges.

Our Common Stock is currently listed on the OTCMarkets®, with a trading symbol of WTER. The OTC Markets are inter-dealer, over-the-counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on the OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain, and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We may be subject to the “penny stock” rules, which will adversely affect the liquidity of our common stock.

Our stock is currently priced below $5.00 per share and trades on the OTCID Basic Market. As a result, it is considered a 'penny stock' subject to Rule 15g-9 under the Exchange Act. Penny stock rules impose additional sales practice requirements on broker-dealers, including delivery of a disclosure document, disclosure of quotation prices, disclosure of broker-dealer compensation, and monthly account statements. These rules may make it more difficult for broker-dealers to sell our stock and may negatively impact the stock's liquidity and price.

Financial industry regulatory authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

Because directors and officers currently and for the foreseeable future will continue to control the company, it is not likely that you will be able to elect directors or have any say in the policies of the Company.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors and officers of the Company beneficially own approximately 80% of the current voting rights, with the CEO, COO, and the lead investor holding the voting control block. Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, shareholders would have no recourse as a result of decisions made by management with which they disagree.

In addition, sales of significant amounts of shares held by our officers and directors, or the prospect of these sales, could adversely affect the market price of our Common Stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Since we intend to retain any earnings for the development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion, and therefore, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

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A significant number of our shares will be eligible for sale, and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our Common Stock in the public market could harm the market price of our Common Stock. This Offering Circular relates to the sale of up to 200,000,000 shares of our Common Stock, which represents approximately 10 times our current issued and outstanding shares of Common Stock as of November 20, 2025. As additional shares of our Common Stock become available for resale in the public market pursuant to this offering, and otherwise, the supply of our Common Stock will increase, which could decrease its price.

An investment in the company’s common stock is extremely speculative and there can be no assurance of any return on any such investment.

Our Common Stock is currently quoted on the OTCID Tier maintained by OTC Markets Group, Inc. under the symbol “WTER”; however, an investment in the Company’s Common Stock is extremely speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment. The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, many of which we have little or no control over. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);
●	Submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and
●	Disclose certain executive compensation-related items, such as the correlation between executive compensation and performance, and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, we cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock, and the price of our securities may be more volatile.

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The relative lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has little experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance, and reporting requirements, including the establishment and maintenance of internal controls over financial reporting. Any such deficiencies, weaknesses, or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, we could be subject to the imposition of fines and penalties, and our management would have to divert resources from attending to our business plan.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board of Directors, based upon earnings, financial condition, capital resources, capital requirements, applicable law, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board of Directors deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

RISKS RELATED TO THIS OFFERING

Our offering differs significantly from an underwritten initial public offering.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;
●	There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements;
●	There may be low trading volume of our Common Stock limiting their liquidity;
●	We are not currently working with a market maker; therefore, there is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;
●	Given that there will be no underwriters’ option to purchase additional shares or underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering;
●	We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume, and may adversely affect your ability to sell your Common Stock.

The public price of our common stock may be volatile and could, following a sale, decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCID exchange may lead to price volatility.

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No minimum capitalization.

We do not have a minimum capitalization, and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able to maintain a listing of our common stock.

To maintain our listing on the OTCID exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCID may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, make our regular disclosure filings available on otcmarkets.com and maintain current public information as defined by Rule 144(c)(2) under the Securities Act. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

We may not be able to reinstate the company’s rule 15(c)2-11 to improve liquidity.

Rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") governs the submission and publication of quotations by brokers and dealers for OTC equity securities. Specifically, the rule applies to a broker-dealer’s initiation or resumption of quotations for such securities. Pursuant to the Rule, brokers and dealers are required to review and maintain specified information about the issuer of the security before publishing a quotation for that security. In the past, the Company failed to make timely disclosures, and its Rule 15c2-11 eligibility was terminated. Eligibility under Rule 15c2-11 may be reinstated by obtaining a broker-dealer to file a Form 211 with FINRA. The Company has made timely disclosures over the past year and is working to reinstate its ability to be quoted by brokers.

This offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, a public trading market existed for our securities. However, there can be no assurance that the public trading market for our common stock will be sustained. Because the public market for our stock is limited, we may not be able to secure future equity financing, which would have a material adverse effect on our company.

Furthermore, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

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As a result, investors could find it more difficult to trade or to obtain accurate quotations of the market value of the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder. Investors may have difficulty reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently quoted on the OTC Market, but due to limited volume, investors should consider any secondary market for our securities to be a limited one.

The market price of our common stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

●	actual or anticipated variations in our periodic operating results;
●	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;
●	changes in earnings estimates;
●	changes in market valuations of similar companies;
●	actions or announcements by our competitors;
●	adverse market reaction to any increased indebtedness we may incur in the future;
●	additions or departures of key personnel;
●	actions by stockholders; speculation in the press or investment community; and
●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our common stock under rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition, or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

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Management Discretion as to the Actual Use of the Proceeds Derived From this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated, which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to the application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our common stock was arbitrarily determined and does not reflect the value of the company, our assets, or our business.

The offering price of our Common Stock was determined by our management and is not based on book value, assets, earnings or any other objective standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria. Additionally, the offering price is 296.8% above the current market price as of November 20, 2025 No investment banking firm has opined on the fairness of the offering price. Investors should not assume the offering price reflects the Company's value or prospects.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

We cannot guarantee that we will sell a specific number of common shares in this offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

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Investors will experience immediate and substantial dilution in the book value of their investment, and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to the development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. We are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. In the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial conditions.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your common stock at or above the initial public offering price.

There can be no assurance that our Common Stock shares will maintain a sufficient trading market for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

A sale of a substantial number of shares of the common stock may cause the price of our common stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

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Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to our business segments;
●	any intellectual property infringement lawsuit in which we may become involved;
●	regulatory developments affecting our business and industry; and
●	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The number of securities traded on an ats may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgements or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise report on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

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The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	manipulation of prices through prearranged matching of purchases and sales, and false and misleading press releases;
●	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
●	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this offering circular and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our Company May Result in an Immediate Loss Because Buyers Will Pay More for our Common Stock than What the Pro Rata Portion of the Assets Are Worth.

The offering price and other terms and conditions regarding our shares have been determined by management and do not necessarily bear a direct relationship to assets, earnings, book value, or any other objective criteria of value. No investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Our management could, with the consent of the existing shareholders, raise the authorized shares and issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

We may raise the authorized number of shares of common stock after this offering and issue a substantial amount more. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then-existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Financial industry regulatory authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability that such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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Status as Not a Shell Company

The Company is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33-8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan, and as such, the Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regard to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company, this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working on implementing the Company’s core business strategy, including, but not limited to, business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent, as referenced in Release Footnote 32.

DILUTION

The price of the current offering is $0.05 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, contributing their “sweat equity” to the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

Our historical net book value (deficit) as of March 31, 2025, was $706,609 or $0.0039 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, if 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2025. Totals may vary due to rounding.

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OFFERING PRICE ANALYSIS: The offering price of $0.05 per share represents approximately a 296.8% premium over the recent market price of $0.0126. This means investors are paying approximately 4X the current market price. The market price may more accurately reflect the Company's current financial condition and prospects. Investors purchasing at $0.05 may experience immediate dilution if they attempted to sell at current market prices.

AS OF September 30, 2025

Offering Price	$0.05	$0.05	$0.05	$0.05
Net tangible book value at September 30, 2025	$.00	$.00	$.00	$.00
Net tangible book value after giving effects to offering	$.00	$.01	$.01	$.01
Increase in net tangible book value per share	$.00	$.11	$.01	$.12
Per share dilution to new investors	($.05)	($.04)	($.04)	($.04)
Percent dilution to new investors	-94.0%	-84.8%	-77.4%	-71.4%

Notes: [1] the Offering Price represents the pricing of the shares at $.05.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock through this circular is fixed and has been determined, in part, by the price of the publicly traded shares of the Company and management's assessment of market conditions. The price of the shares may not directly correlate to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business.

The following is a summary of the high and low closing bid prices of our Common Stock for the periods indicated, as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. On November 10, 2025, the closing bid price on the OTC Markets for our Common Stock was $0.0126.

	Closing Bid Price Per Share*
	High	Low	Trading Volume
Year ended December 31, 2025
First Quarter	$0.48	$0.0375	15,993,139
Second Quarter	$0.07	$.01	65,647,938
Third Quarter	$0.027	$0.01	88,907,584
Year ended December 31, 2024
First Quarter	$0.295	$0.0013	5,072,289
Second Quarter	$0.0607	$0.001	631,195
Third Quarter	$0.159	$0.001	2,248,179
Fourth Quarter	$0.149	$0.039	6,664,436
Year ended December 31, 2023
Third Quarter	$0.174	$0.36	11,087,047
Fourth Quarter	$0.35	$0.21	32,922,805

*These prices represent quotations between dealers without adjustment for retail markup, markdown, or commission, and may not represent actual transactions.

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The offering price of our Common Stock was determined by our management based on various factors including the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. The offering price is not based solely on book value, assets, or earnings. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering may fall below the offering price. Prospective investors should not consider the offering price of the Common Stock as the sole indicator of actual value. The offering price of $0.05 per share represents a premium of approximately 316.7% above the last reported market price of $0.012 per share as of November 10, 2025. No independent investment banking firm has provided a fairness opinion regarding the offering price. Investors should conduct their own due diligence and not assume the offering price reflects the Company's current value or future prospects.

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: (i) internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites; (ii) ordinary brokers’ transactions; (iii) transactions involving cross or block trades; (iv) through brokers, dealers, or underwriters who may act solely as agents; (v) in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents; (vi) in privately negotiated transactions; or (vii) any combination of the foregoing.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 365 days. We may, however, at any time and for any reason, terminate the offering. The Company has not entered into any price stabilization arrangements or market-making agreements in connection with this offering.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participates in an offering of the issuer’s securities. The Officers of the Company are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. The Officers will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The Officers will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Officers and directors will offer shares through: direct contact with prospective investors, email campaigns to existing contacts, and presentations to investor groups. No cold calling will be conducted. Subscription agreements will be provided to interested investors who will submit funds via electronic distribution or check. The Company will maintain records of all offering communications. Shares will be issued promptly following subscription acceptance, typically within two weeks, subject to completion of all required documentation and regulatory requirements. This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all shares registered hereunder have been sold up to a total aggregate maximum of 200,000,000 shares. We may, at our discretion, extend the offering for an additional 365 days. At any time and for any reason, we may also terminate the offering.

The Company will receive the proceeds from the sale of up to 200,000,000 shares being offered, less fees and expenses due to accountants, auditors and attorneys, as well as any fees due to regulators, data providers, PR news services, the transfer agent, or OTC Markets. The Company’s shares will be sold to purchasers by the Officers of the Company. All shares sold under this offering circular will be sold at $.05 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we estimate to be approximately $100,000. However, actual expenses may vary and could exceed this estimate.

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The Company is required to deliver a Final Offering Circular to investors. The Company may satisfy this obligation by sending you a notice within two business days after completing your purchase that contains the URL where the Final Offering Circular or offering statement may be obtained.

Conflict of Interest: This offering is self-underwritten by the Company's officers and directors. While they will not receive commissions, they have inherent conflicts: (1) they benefit from any capital raised regardless of amount or business success, (2) they may prioritize capital raising over price optimization, (3) they are not independent broker-dealers subject to FINRA rules, (4) they may lack training in investment suitability assessments. Investors will not have the protections of working with independent, regulated broker-dealers.

Testing of Waters: The Company has not engaged in Testing the Waters activities per SEC Rule 255.

Procedures for Subscribing

Investors will be required to execute a subscription agreement containing investment representations, acknowledgment of offering circular receipt, acknowledgment of risks, suitability self-certification, restriction on transfer acknowledgments, and indemnification provisions. A form of the subscription agreement is attached as Exhibit 4. If you decide to subscribe for any shares in this offering, you must complete all forms, including an Anti-Money Laundering questionnaire provided. All documentation will be maintained by the Company. An investor may be required to follow the third-party procedures in order to successfully subscribe to this offering. In addition, an investor will be required to follow any and all third-party procedures established by the transfer agent and any broker-dealer in order to deposit and trade shares on the exchange. Upon subscribing, you should:

1.	Electronically receive, review, execute, and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such a subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned promptly to the subscriber, without interest or deduction. Subscriptions for securities will be accepted or rejected with a letter by mail, or by email with a delivery and read receipt within 48 hours after we receive them.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once we accept your subscription agreement and issue shares, the subscription becomes binding. Prior to our acceptance and share issuance, you may have certain withdrawal rights as provided under applicable securities laws. Please consult with your legal advisor regarding any applicable withdrawal or rescission rights.

Under Rule 251 of Regulation A, non-accredited investors are subject to the investment limitation and may only invest funds that do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds that do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

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For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares.

In order to purchase shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that the investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering, if applicable under the offering tier and relevant regulations.

Forum Selection Provision

The subscription agreement includes a forum selection provision that requires that, to the fullest extent permitted by applicable law, subscribers bring any claims against the Company based on the subscription agreement in a state or federal court of competent jurisdiction in the State of New York. The forum selection provision may limit investors’ ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision since Arizona has a well-developed framework for contract law and seeks to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on the operations of the company. The foregoing notwithstanding, if there is an applicable law that does not permit such forum selection (e.g., the Exchange Act or the Securities Act), then the forum selection provision would not be permissible and, therefore, not applicable. We hereby confirm that the forum selection provision in our subscription agreement does not apply to federal securities law claims.

Investment Limitations

Our common stock is quoted on the OTCID tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. under the trading symbol “WTER.” On November 10, 2025, the last reported sales price for our common stock was $0.012 per share.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A offering, there are no federal limitations under Regulation A on whether you can invest or how much you can invest. However, state securities laws may impose investment limitations, and investors should consult with their legal and financial advisors regarding applicable restrictions.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even though the shares of the Company are available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one.

Tier 1, Regulation offerings are not exempt from registration on a state-by-state basis.

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States of Qualification

The Company intends to qualify this offering in the following states:

Arizona	Georgia	New Jersey	Pennsylvania
California	Illinois	New York	South Carolina
Florida	Nevada	North Carolina	Texas

The Company will comply with all notice filing, registration, and exemption requirements in each state. Sales will only be made to residents of states where the offering is properly qualified or exempt. Residents of other states may not participate in this offering.

NASAA Coordination

The Company has elected to coordinate this offering review with state securities regulators through the North American Securities Administrators Association (NASAA) coordinated review program. State-level review may result in additional disclosure requirements or offering term modifications.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this offering circular the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this offering circular. Any information incorporated by reference will automatically be deemed to be modified or superseded to the extent that information in this offering circular or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We urge you to carefully read this offering circular and the documents incorporated by reference herein, before purchasing any shares of Common Stock offered under this offering circular. This offering circular may add or update information contained in the documents incorporated by reference herein. To the extent that any statement that we make in this offering circular is inconsistent with statements made in the documents incorporated by reference herein, you should rely on the information in this offering circular and the statements made in this offering circular will be deemed to modify or supersede those made in the documents incorporated by reference herein.

You should rely only on the information contained in this offering circular or incorporated herein by reference. We have not authorized anyone to provide you with different information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this offering circular or incorporated herein by reference. You should not rely on any unauthorized information or representation. This offering circular is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this offering circular is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this offering circular, or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this offering circular were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this offering circular has been delivered, a copy of any of the documents incorporated by reference into this offering circular but not delivered with them. You may obtain a copy of these filings, at no cost, by writing or calling us at The Alkaline Water Company, Inc., 5524 N. 51st Ave., Suite 101, Glendale, AZ 85301, (480) 227-7307. Exhibits to these filings will not be provided unless those exhibits have been specifically incorporated by reference in this offering circular.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten, best efforts basis with no minimum offering amount required for the offering to proceed. The Company may accept subscriptions and issue shares on a rolling basis as subscriptions are received and accepted. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company based on a net price of $.05. There is no assurance that we will raise the full $10,000,000 as anticipated.

If 200,000,000 shares (100%) sold

Cost	Amount
Working Capital and Operations	$3,500,000.00
Marketing and Brand Expansion	$2,500,000.00
Product Development and Distribution	$2,000,000.00
Debt Reduction	$2,000,000.00
Legal, Compliance, and Offering Costs	$1,000,000.00
Total	$10,000,000.00

If 150,000,000 shares (75%) sold

Cost	Amount
Working Capital and Operations	$2,625,000.00
Marketing and Brand Expansion	$1,875,000.00
Product Development and Distribution	$1,500,000.00
Debt Reduction	$1,500,000.00
Legal, Compliance, and Offering Costs	$750,000.00
Total	$7,500,000.00

If 100,000,000 shares (50%) sold

Cost	Amount
Working Capital and Operations	$1,750,000.00
Marketing and Brand Expansion	$1,250,000.00
Product Development and Distribution	$1,000,000.00
Debt Reduction	$1,000,000.00
Legal, Compliance, and Offering Costs	$500,000.00
Total	$5,000,000.00

If 50,000,000 shares (25%) sold

Cost	Amount
Working Capital and Operations	$875,000.00
Marketing and Brand Expansion	$625,000.00
Product Development and Distribution	$500,000.00
Debt Reduction	$500,000.00
Legal, Compliance, and Offering Costs	$250,000.00
Total	$2,500,000.00

Notes: All totals reflect the price of $.05 based on the price of shares in the offering

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The expected use of net proceeds from this Offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. As of the date of this offering circular, we cannot specify with certainty all of the particular uses for the net proceeds, although the primary intended uses are described in the "Use of Proceeds" section of this offering circular we will have upon completion of this Offering or the order of priority in which we may use such proceeds. Circumstances that may cause us to alter our anticipated uses and allocations of proceeds from this Offering include (i) the size of the Offering and, (ii) our cash flow from operations during fiscal year 2022. Accordingly, we will retain broad discretion over the use of these proceeds, and the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

Item 7: Description of Business Our Company

Corporate Overview

Founded in 2012 and based in Glendale, Arizona, The Alkaline Water Company, Inc. has established itself as a provider of high-pH purified water products. Leveraging an electrolysis-based production process (targeting approximately 8.8 pH) and enhancement with Himalayan rock salt, the Company delivers alkaline water across a full spectrum of packaging formats — primarily focusing on 2L, 3L and 1-gallon bottles.

As consumer demand for functional hydration has increased, third-party market research suggests the global alkaline water market is projected to grow from approximately USD 1.1 billion in 2023 to USD 2.9 billion by 2033 (CAGR approximately 10.2%). Meanwhile, the broader functional water sector is forecast to grow over the same span, potentially reaching USD 21 billion. Third-party research also indicates that innovations in alkaline electrolysis and water ionization may fuel growth in the technology market — with projections showing the alkaline water electrolysis segment increasing at ~19–20% CAGR over the coming decade.

Against this backdrop, The Alkaline Water Company believes it is positioned to pursue growth opportunities. The Company believes its strengths include: a differentiated product; focus on sustainable packaging; and a flexible footprint across bottle formats. To capture growing opportunity, the Company’s strategic priorities include: deepening brand credibility via research and third-party validation; accelerating distribution expansion (retail, e-commerce, DTC); optimizing operations for scale; and pursuing acquisitions or partnerships that enhance the product portfolio or technical capabilities.

The Alkaline Water Company's vision is to become a recognized leader in the alkaline hydration market and its mission is to deliver quality products at scale. The Company aims to ride the upward wave of functional-water demand — transforming hydration while upholding sustainability, science, and brand excellence.

Vision

To be the global benchmark in premium alkaline hydration — elevating everyday wellness through superior water, innovation, and environmental stewardship.

Mission

To deliver the highest-quality alkaline water — meticulously purified, expertly ionized, and sustainably packaged — while expanding market presence and enhancing consumer well-being through innovation and integrity.

Market Landscape

Global Alkaline Water Market:

●	Projected to grow from USD 1.1 billion (2023) to USD 2.9 billion (2033)
●	CAGR ~10.2% (Global Insight Services, 2025)

Functional / Enhanced Water Category:

●	Expanding from USD 10.4 billion (2023) to USD 21 billion (2033)
●	CAGR ~7.3% (Market.us, 2025)

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Alkaline Water Electrolysis Technology Market:

●	Expected to increase from USD 201 million (2025) to USD 1 billion+ (2034)
●	CAGR ~19.6% (Precedence Research, 2025)

Growth Drivers:

●	Rising global health and wellness awareness
●	Increased consumer demand for 'functional' beverages
●	Expansion of sustainable, eco-friendly packaging
●	Premiumization trends in bottled water
●	Strengthened retail and e-commerce distribution channels

Strategic Growth Plan

●	Brand Expansion – Grow national awareness of Alkaline88® through integrated marketing and influencer partnerships emphasizing hydration quality, wellness, and sustainability.
●	Market Diversification – Enter new regional and international markets with localized distribution partnerships and digital direct-to-consumer programs.
●	Sustainability Leadership – Leverage aluminum packaging and recycled materials to align with ESG-focused consumer trends.
●	Innovation & Portfolio Growth – Introduce flavored and functional alkaline products (e.g., electrolyte blends, sparkling alkaline water).
●	Strategic Acquisitions – Pursue synergistic M&A to expand product categories and improve supply-chain economics.

Competitive Edge

●	Proprietary electrolysis process (chemical-free, 8.8 pH)
●	Broad product line and bulk options
●	Strong retail footprint and distribution partnerships
●	Leadership in sustainable packaging (aluminum, recyclables)
●	Positioned in a fast-growing, high-margin segment

The company's leadership has implemented comprehensive cost control measures across all operations while placing particular emphasis on achieving positive operating cash flow in the near term -- a milestone that would represent a significant achievement in the company's history and potentially catalyze further growth opportunities.

For the next 24 months, specific operational and financial benchmarks include:

●	Reestablish presence in at least 40,000 retail locations (from the previous peak of 75,000)
●	Achieve full operation of the company-owned production facility
●	Pursue potential acquisition opportunities of 1-3 brands in the alkaline beverage space, subject to availability, suitable terms, and adequate financing
●	Pursue potential acquisition or lease of 2-3 additional production facilities, subject to availability, suitable terms, and adequate financing
●	Target quarterly revenue growth of 15-20%, although there can be no assurance that the Company will achieve this target
●	Target improvement of gross margins to the 35-40% range as vertical integration initiatives are implemented, although there can be no assurance that the Company will achieve these margin targets or successfully implement vertical integration
●	Target operational breakeven, although there can be no assurance that the Company will achieve breakeven operations within this timeframe or at all
●	Implement an optimized pricing strategy to improve margins

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Commitment to Sustainability

Alkaline88 is leading the charge in sustainability and carbon footprint reduction within the beverage industry:

●	All Alkaline88 beverages are bottled in 100% recyclable PET BPA-free bottles
●	The company's bulk packaging already exceeds the recycling standards for the state of California
●	All components are domestically sourced, with higher usage of recycled materials than many major beverage companies
●	Strategic plant locations and U.S.-based supply chain significantly reduce carbon footprint, with further reductions planned

Product Quality And Safety

The company maintains an unwavering commitment to product quality and safety through a rigorous multi-step purification process:

●	Micron filtration to capture debris and contaminants
●	Reverse osmosis to purify and remove heavy metals
●	Ultraviolet light sterilization
●	Ozone treatment to eliminate bacteria
●	Proprietary ECO units that add electrolytes while further sterilizing the product
●	This comprehensive approach is designed to produce clean and pure water. Alkaline88 contains purified water and food-grade Pink Himalayan Rock Salt and is produced to meet all applicable FDA, EPA, and International Bottled Water Association requirements.

Plan of Operations

In order for us to implement our business plan over the next twelve-month period, we have identified the following milestones that we expect to achieve:

●	Expansion of Broker Network - We expect to continue to develop our working relationship with our national broker network known. We continually meet train and go on sales call with our broker network in order to take advantage of the momentum currently being created by their efforts. We anticipate a considerable amount of travel and ongoing expense for both internal staff and our brokers.
●	Increase Manufacturing Capacity – We expect to add one or two new co-packer facilities, strategically located to reduce freight costs and meet future growth objectives.
●	Expand Retail Distribution - We are currently in negotiations or have received the new item paperwork from retailers that will introduce our Alkaline 88 product line to retailers throughout North America.
●	Addition of Support Staff - In order to support expansion efforts and to continue the training and support of our broker network, we will need to hire approximately two more people on the corporate level, which will be hired for the specific purpose of supporting the broker, distributor and retailers and their logistical requirements. We continue to seek and interview candidates to fill our growing need for additional staffing.

We believe that cash flow from operations will not meet our present and near-term cash needs and thus we will require additional cash resources, including the sale of equity (through this offering or another offering of our common stock) or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. If we are unable to raise sufficient additional capital, we may be required to curtail our operations, delay or abandon our expansion plans, or cease operations entirely. We will require additional cash resources to achieve the milestones indicated above. If our own financial resources and future current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, and our ability to obtain financing may be materially impaired by our financial condition, operating history, and market conditions. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

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Distribution Method for Our Product

Our distribution network is a broker-distributor-retailer network, whereby brokers represent our products to distributors and retailers. Our target retail markets are: (a) chain and independent health food stores; (b) grocery stores; (c) convenience stores; (d) drug stores; and (e) the mass retail market.

Currently we have gained broker representation through throughout the United States. Across the country and in all categories of retail trade, we are aggressively utilizing both DSD (direct to store deliveries) and warehouse opportunities in the distribution of our products throughout the country.

Dependence on Few Customers

There can be no assurance that our customers will continue to order our products in the same level or at all. A reduction or delay in orders from such customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect on our business, operating results and financial condition.

Marketing

We intend to market our product through our broker network and to avail ourselves to the promotional activities of other companies and competitors regarding the benefits of alkaline water. We anticipate that our initial marketing thrust will be to support the retailers and distribution network with point of sales displays and other marketing materials, strategically adding an extensive public relations program and other marketing as the markets dictate.

Competition

The beverage industry is extremely competitive. The principal areas of competition include pricing, packaging, development of new products and flavors, and marketing campaigns. Our product will be competing directly with a wide range of drinks produced by a relatively large number of manufacturers. Most of these brands have enjoyed broad, well-established national recognition for years, through well-funded ad and other marketing campaigns. In addition, companies manufacturing these products generally have far greater financial, marketing, and distribution resources than we have.

Important factors that will affect our ability to compete successfully include the continued public perception of the benefits of alkaline water, taste and flavor of our product, trade and consumer promotions, the development of new, unique and cutting edge products, attractive and unique packaging, branded product advertising, pricing, and the success of our distribution network.

We will also be competing to secure distributors who will agree to market our product over those of our competitors, provide stable and reliable distribution, and secure adequate shelf space in retail outlets. The extremely competitive pressures within the beverage categories could result in our product never even being introduced beyond what they can market locally themselves.

Our product will compete generally with all liquid refreshments, including bottled water and numerous specialty beverages, such as SoBe, Snapple, Arizona, Vitamin Water, Gatorade, and Powerade. We will compete directly with other alkaline water producers and brands focused on the emerging alkaline beverage market including Eternal, Essentia, Icelandic, Real Water, Aqua Hydrate, and Alka Power.

Products offered by our direct competitors are sold in various volumes and prices volumes ranging from half-liter bottles to 1-gallon bottles.

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Intellectual Property

Where available, we intend to obtain trademark protection in the United States for a number of trademarks for slogans and product designs. We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights could result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights will be a key component of our sales and operating strategy.

Seasonality of Business

The sales of our products are influenced to some extent by weather conditions in the markets in which we operate. Unusually cold or rainy weather during the summer months may have a temporary effect on the demand for our product and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Government Regulation

The advertising, distribution, labeling, production, safety, sale, and transportation in the United States of our product will be subject to: the Federal Food, Drug, and Cosmetic Act; the Federal Trade Commission Act; the Lanham Act; state consumer protection laws; competition laws; federal, state and local workplace health and safety laws; various federal, state and local environmental protection laws; and various other federal, state and local statutes and regulations.

Legal requirements apply in many jurisdictions in the United States requiring that deposits or certain ecotaxes or fees be charged for the sale, marketing, and use of certain non-refillable beverage containers. The precise requirements imposed by these measures vary. Other types of statutes and regulations relating to beverage container deposits, recycling, ecotaxes and/or product stewardship also apply in various jurisdictions in the United States. We anticipate that additional, similar legal requirements may be proposed or enacted in the future at the local, state and federal levels in the United States.

Any third-party bottling facility that we may choose to utilize in the future and any other such operations will be subject to various environmental protection statutes and regulations, including those relating to the use of water resources and the discharge of wastewater. It will be our policy to comply with any and all such legal requirements. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect on our capital expenditures, net income or competitive position.

Employees

We currently employ 3 full time employees and 1 part-time employee in marketing, accounting and administration. We also work with retail brokers in the United States who are paid on a contract basis. Our operations are overseen directly by management that engages our employees to carry on our business. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our management’s relationships with manufacturers, distillers, development/research companies, bottling concerns, and certain retail customers will provide the foundation through which we expect to grow our business in the future. We believe that the skill-set of our management team will be a primary asset in the development of our brands and trademarks. We also plan to form an independent network of contract sales and regional managers, a promotional support team, and several market segment specialists who will be paid on a variable basis.

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Outlook

With a decade of market presence, proprietary purification technology, and strong brand recognition, The Alkaline Water Company is poised to capitalize on the growing global demand for premium, functional hydration products. The Company’s continued expansion, innovation, and operational discipline support a long-term vision of category leadership and sustained shareholder value creation.

Reports to Security Holders

Companies relying on Tier 1 do not have ongoing reporting obligations other than a final report on the status of the offering.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations. We may become involved in material legal proceedings in the future.

(As of the date of this offering circular, the Company is not a party to any material pending legal proceedings, and no material legal proceedings are threatened against the Company. There are no proceedings in which any director, officer, or affiliate is a party adverse to the Company or has a material interest adverse to the Company.)

Rule, Governing Law, and Venue

This Offering is being made in reliance upon Regulation A of the Securities Act. The Company is formed under the laws of the State of Nevada. All of the management and business operations of the Company are located in the State of Arizona. The securities sold pursuant to this Offering are not exempt from state registration. Subscribers to this Offering should familiarize themselves with Federal and State securities laws prior to purchasing shares pursuant to this Offering.

Status as Non-Reporting Company

As a Tier 1 issuer, we are not subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A. Additionally, at this time we do not intend to file an Exchange Act registration statement to become a reporting company under Section 12 of the Exchange Act and may be subject to further reduced public company reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and advisory votes on golden parachute compensation.

Going Concern

There is a substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8: Description of Property

The Company leases a 400 square foot executive office space at 8541 E. Anderson Drive, Suite 100/101, Scottsdale, Arizona 85255. The Monthly cost is $1,000 a month.

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Item 9: Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this offering circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this offering circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this offering circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this offering circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

Results of Operations for the Six Months Ended September 30, 2025, and September 30, 2024

Revenues. To date, we have been highly reliant on investment through a variety of mechanisms for our operating capital. For the six months ended September 30, 2025, we generated $1,447,596 in gross revenue compared to “0” in gross revenue for the six months ended September 30, 2024, reflecting a significant increase in revenue. The increase in revenue can be attributed to resuming operations after a cessation of all business activity from December 2023 to March 2025, newly established distribution channels, heightened brand awareness, and increased sales; however, both periods saw significant losses. As stated elsewhere in this offering, while we continue to build our business infrastructure and pipeline, we are highly reliant on investment capital, and revenues are not yet sufficient to cover ongoing operating expenses.

Gross Profit. As indicated in the chart(s) below and in the narrative above, during the six months ended September 30, 2025, and September, 2024, the company generated less revenue than ongoing operating expenses. Because of this, we had a net operating loss and negative profits associated with the net operating loss.

	For the Six Months Ended September 30, 2025	For the Six Months Ended September 30, 2024
Gross Revenue	$1,447,596	$0
Net Profit (Loss)	-$596,551	-$179,967

Selling, General and Administrative Expenses. Selling, general and administrative expenses (“SG&A expenses”) for the six months ended September 30, 2025, were $1,162,564, an increase of $1,025,061 compared to the six months ended September 30, 2024. The increase was primarily due to an increase in wage and wage related expenses associated with resuming operations after a cessation of all business activity from December 2023 to March 2025.

	For the Six Months Ended September 30, 2025	For the Six Months Ended September 30, 2024
Staffing	$581,197	$74,503
Overhead	$531,367	$-0-
Accounting/Legal	$50,000	$-0-
Commissions	$-0-	$-0-
Goodwill Impairment	$-0-	$-0-
Non-Stock Compensation	$-0-	$-0-
	$1,162,564	$137,503

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Interest Expense. Interest expenses for the six months ended September 30, 2025, were $35,000 compared to $42,464 for the six months ended September 30, 2024. The decrease in interest expense is a reflection of the cancellation or payoff of convertible debt notes. As of September 24, 2025, the company has retired all convertible notes previously incurred as part of its goal to become a debt-free corporation in advance of uplifting to a higher tier of the OTC Market.

Net Loss. The company incurred a net loss of $596,551 for the six months ended September 30, 2025, compared to a net loss of $179,967 for the six months ended September 30, 2024. The increase was primarily due to an increase in wage and wage related expenses associated with resuming operations after a cessation of all business activity from December 2023 to March 2025. As the Company continues to grow and develop, Management will remain committed to operating efficiently and maintaining the key objective of keeping operating costs as low as possible.

	For the Six Months Ended September 30, 2025	For the Six Months Ended September 30, 2024
Interest Expense	$35,000	$42,464
Net Loss	-$596,551	-$179,967

Results of Operations for the Fiscal Years ended March 31, 2024, and March 31, 2025

Revenues. To date, we have been highly reliant on investment through a variety of mechanisms for our operating capital. For the fiscal year ended March 31, 2024, we generated $60,510 in gross revenue compared to $28,501,020 in gross revenue for the fiscal year ended March 31, 2025. The decline in gross revenue was primarily due to no sales from approximately December 2023 to March 31, 2025. As stated elsewhere in this offering, while we continue to build our business infrastructure and pipeline, we are highly reliant on investment capital, and revenues are not yet sufficient to cover ongoing operating expenses.

Gross Profit. As indicated in the chart(s) below and in the narrative above, when comparing the fiscal year ended March 31, 2024, and the fiscal year ended March 31, 2025, there was a decline in gross profit generated due to no sales from approximately December 2023 to March 31, 2025. Additionally, both periods saw a net operating loss and negative profits associated with the net operating loss. Additionally, both periods saw a net operating loss and negative profits associated with the net operating loss.

	For the Fiscal Year Ended March 31, 2024	For the Fiscal Year Ended March 31, 2025
Gross Revenue	$60,510	$28,501,020
Net Profit (Loss)	-$11,679,974	-$747,480

Selling, General, and Administrative Expenses. Selling, general and administrative expenses (“SG&A expenses”) for the fiscal year ended March 31, 2025, were $704,394, a decrease of $3,235,507 compared to the fiscal year ended March 31, 2024. The decrease was primarily due to a decrease in wage and wage related expenses of $1,905,481 and a decrease in professional fees of $1,104,501.

	For the Fiscal Year Ended March 31, 2024	For the Fiscal Year Ended March 31, 2025
Staffing	$451,851	$2,415,854
Overhead	$262,429	$1,254,894
Accounting/Legal	$54,858	$175,884
Commissions	$-0-	$-0-
Goodwill Impairment	$-0-	$-0-
Non-Stock Compensation	$-0-	$93,269
	$769,138	$3,939,901

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Net Loss. We incurred a net loss of $12,643,826 for the year ended March 31, 2024, compared to a net loss of -$837,034 for the year ended March 31, 2025. Although revenue declined in the year ended March 31, 2025, compared to the year ended March 31, 2024, the company went through a significant restructuring to enhance operational efficiency as well as reduce operational costs. This restructuring is the primary driver for the continued increase in revenue and reduction in net loss month over month during 2025. As the Company continues to grow and develop, Management will remain committed to operating efficiently and maintain the key objective of keeping operating costs as low as possible. We will continue to invest in further expanding our operations and a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting our name and our products. Given the fact that most of the operating expenses are fixed or have quasi-fixed character, management expects them to significantly decrease as a percentage of revenues as revenues increase.

	For the Fiscal Year Ended March 31, 2024	For the Fiscal Year Ended March 31, 2025
Interest Expense	$963,852	$89,554
Net Loss	-$12,643,826	-$837,034

Liquidity and Capital Resources

For the fiscal year ended March 31, 2024, we had a cash balance of $0 and assets valued at a total of $0, compared to a cash balance of $841, and assets valued at $1,640,215 for the fiscal year ending March 31, 2025. During the fiscal year ended March 31, 2024, we operated at a total net loss of $12,643,826, compared to a net loss of $837,034 in the fiscal year ended March 31, 2025. The Company’s existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of preferred stock, common stock, and debt securities.

We will be required to raise additional funds through public or private financing, additional collaborative relationships, or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the date of this offering circular.

The issuance of additional securities may result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

42

Plan of Operation

The Company has established the following project milestones for potential business:

Phase 1: Qualification of its filing through the six-month mark: $325,000 - $475,000	Business infrastructure and customer pipeline development. Marketing and advertising to accelerate business development.
Phase 2: Six to Twelve months: $945,000 - $1,239,000	Complete hiring for managerial and administrative positions. Continued business development expansion. Potential expansion into additional renewable energy sectors such as electric vehicle charging hardware.
Phase 3: Twelve to Eighteen months: $2,478,000.00 - $3,717,000	Additional expansion capital, further hirings, marketing activities, IP development.
Phase 4: Eighteen to Twenty-Four months: $3,097,500 - $4,646,250	Potentially complete IP development costs and/or potential acquisition costs.

*These are estimates and approximations and there is no assurance the Company will be able to hit these exact numbers. There may be some fluctuation due to multiple market pressures, competition within the space, and the varying regulatory environment in various states.

In order for us to implement our business plan over the next twelve-month period, we have identified the following milestones that we expect to achieve:

●	Expansion of Broker Network - We expect to continue to develop our working relationship with our national broker network known. We continually meet train and go on sales call with our broker network in order to take advantage of the momentum currently being created by their efforts. We anticipate a considerable amount of travel and ongoing expense for both internal staff and our brokers.
●	Increase Manufacturing Capacity – We expect to add one or two new co-packer facilities, strategically located to reduce freight costs and meet future growth objectives.
●	Expand Retail Distribution - We are currently in negotiations or have received the new item paperwork from retailers that will introduce our Alkaline 88 product line to retailers throughout North America.
●	Addition of Support Staff - In order to support expansion efforts and to continue the training and support of our broker network, we will need to hire approximately two more people on the corporate level, which will be hired for the specific purpose of supporting the broker, distributor and retailers and their logistical requirements. We continue to seek and interview candidates to fill our growing need for additional staffing.

The Company has established a minimum annual operating budget of approximately $2 million to $5 million depending on the amount of financing available to the Company.

Trends and Key Factors Affecting Our Performance

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly employee costs, marketing costs, capital costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. We can provide no assurance that the required additional capital will be available to us on favorable terms, or at all.

The company is currently an early-stage company with a limited track record and cannot guarantee the success of its initiatives, both current and future, nor can the company guarantee the performance of its stock or a return on investment. There are inherent risks (outlined below) of investing in an early-stage company.

43

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies, which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue, and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Item 10: Directors, Executive Officers and Significant Employees

Executive Officers

Name (1)	Position	Age	Hours/Week
Richard Wright	Chief Executive Officer	67	40
David Guarino	Chief Financial Officer	62	40

(1)All addresses shall be ℅ to the company

Directors

Name (1)	Position	Age	Term of Office
David Guarino	Director	62	Until next annual meeting or removal
John Arminio	Director	57	Until next annual meeting or removal
Ronald Miller	Director	54	Until next annual meeting or removal

44

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Employment Agreements

We currently do not have any written employment agreements with any of our directors or executive officers. All employment relationships are at-will, meaning either party may terminate the relationship at any time, with or without cause or notice, subject to applicable law.

Family Relationships

There are no family relationships between or among the directors, executive officers, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

As of the date of this offering circular, the Company is not a party to any material pending legal proceedings, and no material legal proceedings are threatened against the Company. There are no proceedings in which any director, officer, or affiliate is a party adverse to the Company or has a material interest adverse to the Company. Additionally,, to our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
●	Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	Being subject to, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	Being subject to or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is available on our website at [insert website]. We will also provide a copy of the Code of Ethics to any person without charge upon written request to [insert address].

45

Term of Office

Our directors are elected by the stockholders to hold office until the next annual meeting of our stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation, or removal in accordance with our Bylaws and applicable law. Our officers are appointed by the Board and hold office until removed by the Board, absent an employment agreement.

Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. We have three directors, and to date, such directors have been performing the functions of such committees. Thus, there is an actual conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. This lack of independent oversight may result in decisions that favor management over stockholders and creates risks related to financial reporting accuracy and executive compensation determinations.

Additionally, this offering is self-underwritten by the Company's officers and directors. While they will not receive commissions, they have inherent conflicts: (1) they benefit from any capital raised regardless of amount or business success, (2) they may prioritize capital raising over price optimization, (3) they are not independent broker-dealers subject to FINRA rules, (4) they may lack training in investment suitability assessments, and (5) they have not been subject to the due diligence requirements typically imposed by independent underwriters. Investors will not have the protections of working with independent, regulated broker-dealers. The Company's officers and directors conducting this offering are not registered broker-dealers and are relying on exemptions under federal and state securities laws. This creates additional risks as these individuals may have limited experience in securities offerings and investor suitability determinations.

Corporate Governance

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address the board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of three individuals, one of them being our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions.

The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently have no independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of an audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

46

Item 11: Compensation of Directors and Executive Officers

Capacities in which Compensation was Paid

The Directors and Executive Officers received no cash compensation during the past two (2) years.

Outstanding Equity Awards at Fiscal Year-End

The executive officers had no outstanding equity awards as of December 31, 2024, and 2023.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. At the current time, no plans are pending to change this until or unless we elect independent directors.

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of November 10, 2025, and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

●	Each of our Directors and the named Executive Officers;
●	All our Directors and Executive Officers as a group; and
●	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock
●	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

47

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of November 10, 2024: (1) each stockholder who is known by us to beneficially own more than 5% of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table above, and (4) all of our directors and executive officers as a group.

Individual Name (First, Last) or Entity Name	Position/Company Affiliation	City and State	Number of Shares Owned	Class of Shares Owned	Percentage of Class of Shares Owned (undiluted)
Richard Wright	CEO	Gilbert, AZ	-0-	n/a	n/a
David Guarino	Director/	Scottsdale, AZ	177,288	Common	0.048%
	President/CFO		1,000,000	Preferred A	100%
John Arminio	Director	Croton Falls, NY	-0-	n/a	n/a
Ronald Miller	Director	Las Vegas, NV	-0-	n/a	n/a
M3 Capital Services LLC (Kathryn Gavin)	+5% Holder	Naples, FL	30,000,000	Common	8.171%
Lloyd Preston, Jr.	+5% Holder	Miami, FL	30,000,000	Common	8.171%
Lloyd Preston	+5% Holder	Scottsdale, AZ	30,000,000	Common	8.171%
Prima Verde LLC (Ted Campbell)	+ 5% Holder	Las Vegas, NV	30,000,000	Common	8.171%
Richard Joseph Taraska	+ 5% Holder	Miami Beach, FL	30,000,000	Common	8.171%
AECRODLLC (Michael Pulwer)	+ 5% Holder	Dover, DE	20,000,000	Common	5.447%

Item 13: Interest of Management and Others in Certain Transactions Related Party Transactions

The Company’s officers and directors own a significant percentage of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

●	Election of the Board of Directors
●	Removal of any Directors
●	Amendments to the Company’s Articles of Incorporation or bylaws;
●	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Related Party Transactions

During the past two fiscal years, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding Common Stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the past completed fiscal year.

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Item 14: Securities Being Offered

Common Stock

The Company is offering shares of its Common Stock, par value $0.001 per share. The rights, preferences, and limitations of the Common Stock are as follows:

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting for the election of directors. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution, or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding preferred stock and after payment of other claims of creditors.

The Company is currently reliant on investment dollars and will need to raise additional capital to fund operations based on the current volume of business development. There can be no assurance that the required additional capital will be available to the Company on favorable terms, or at all.

The Company is currently an early-stage company with a limited track record and cannot guarantee the success of its initiatives, both current and future, nor can the Company guarantee the performance of its stock or a return on investment. There are inherent risks (outlined above) of investing in an early-stage company.

Options and Warrants

None.

Convertible Promissory Notes

As of September 24, 2025, the Company has successfully completed the cancellation of all of its Convertible Notes (the "Debt Cancellation"). The cancellation of the Company Convertible notes is a significant step to strengthening the Company's balance sheet and equity structure. In addition, the Company believes that with the Debt Cancellation, the Company has positively addressed the OTC Markets comments on its previously announced application for an OTCQB listing and as a result will be reapplying for an OTCQB listing.

Legal Matters

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;
●	Being subject of, or a party to, any Federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity or activities;
●	Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated; or
●	Being subject to or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

The validity of the securities offered by this Offering Circular has been passed upon for the Company by Patrick Morris, Esq., legal counsel to the Company.

49

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

Item 15. Unaudited Financial Statements

The appropriate financial statements set forth below of the issuer, or the issuer and its predecessors or any businesses to which the issuer is a successor must be filed as part of the offering statement and included in the offering circular that is distributed to investors.

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements and the notes attached hereto should be read in conjunction with the audited financial statements for the year ended December 31, 2024 as well as the audited financial statements for the year ended December 31, 2023, which have been included as a comparison.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

50

THE ALKALINE WATER COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2025	March 31, 2025
ASSETS
Current assets
Cash	$17,896	$841
Accounts receivable, net	503,194	58,854
Inventory	337,737	–
Note Receivable	–	1,187,170

Total current assets	858,827	1,246,865

Fixed assets - net	398,904	443,226

Total assets	$1,257,731	$1,690,091

LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable	$654,489	$615,287
Accrued expenses	936,292	1,034,605
Revolving financing	705,110	46,808
Notes Payable, short-term	–	700,000

Total liabilities	2,295,891	2,396,700

Preferred stock, $0.001 par value, 100,000,000 shares authorized; 100,000 shares issued and outstanding	100	100
Common stock, $0.001 par value, 500,000,000 authorized	355,803	180,103
Additional paid in capital	133,596,274	133,506,974
Accumulated deficit	(134,990,337)	(134,393,786)

Total stockholders' deficit	(1,038,160)	(706,609)

Total liabilities and stockholders' deficit	$1,257,731	$1,690,091

51

THE ALKALINE WATER COMPANY INC.

STATEMENT OF OPERATIONS

(unaudited)

	For the Three Months		For the Six Months
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Revenue, net	$930,908	$–	$1,447,596	$–

Cost of Goods Sold	447,928	–	696,542	–

Gross Profit	482,980	–	751,054	–

Operating expenses
Sales and marketing expenses	98,789	–	150,041	–
General and administrative	707,712	74,503	1,162,564	137,503

Total operating expenses	806,501	74,503	1,312,605	137,503

Total operating loss	(323,521)	(74,503)	(561,551)	(137,503)

Other (income) expense
Interest expense	(17,500)	(22,017)	(35,000)	(42,464)

Total other (income) expense	(17,500)	(22,017)	(35,000)	(42,464)

Net loss	$(341,021)	$(96,520)	$(596,551)	$(179,967)

52

THE ALKALINE WATER COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(unaudited)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Number	Par Value	Number	Par Value	Capital	Deficit	Total

Balance, March 31, 2024	100,000	$100	13,332,760	$13,333	$131,909,667	$(133,555,096)	$(1,631,996)
Net (loss)						(85,017)	(85,017)
Balance, June 30, 2024	100,000	$100	13,332,760	$13,333	$131,909,667	$(133,640,113)	$(1,717,013)
Common shares issued in connection debt conversion			2,000,000	2,000	–		2,000

Net (loss)						(96,520)	(96,520)

Balance, September 30, 2024	100,000	$100	15,332,760	$15,333	$131,909,667	$(133,736,633)	$(1,811,533)

Balance, March 31, 2025	100,000	$100	180,103,390	$180,103	$133,506,974	$(134,393,786)	$(706,609)

Common shares issued in connection debt conversion			25,000,000	25,000	–		25,000

Common shares issued for services rendered			16,350,000	16,350	(16,350)		–

Net (loss)						(255,530)	(255,530)

Balance, June 30, 2025	100,000	$100	221,453,390	$221,453	$133,490,624	$(134,649,316)	$(937,139)

Common shares issued in connection debt conversion			240,000,000	240,000			240,000

Common shares retired in connection with settlement			(105,650,000)	(105,650)	105,650		–

Net (loss)						(341,021)	(341,021)

	100,000	$100	355,803,390	$355,803	$133,596,274	$(134,990,337)	$(1,038,160)

53

THE ALKALINE WATER COMPANY INC.

STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months
	September 30, 2025	September 30, 2024
Cash Flows From Operating Activities
Net loss	$(596,551)	$(96,520)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	44,322	–
for employee
and non-employee services	–	–
Non-cash interest expense	35,000	–
Non-cash lease expense	–	–
Changes in operating assets and liabilities:
Accounts receivable	(444,340)	–
Inventory	284,160	–
Prepaid expenses and other current assets	565,273	–
Accounts payable	39,202	–
Accrued expenses	(98,313)	96,520
Note payable, short-term	–	–

Net Cash Used In Operating Activities	(171,247)	–

Cash Flows From Investing Activities
Purchase of fixed assets	–	–

Cash Used In Investing Activities	–	–

Cash Flows From Financing Activities
Proceeds from revolving financing, net	188,302	–

Cash Provided By Financing Activities	188,302	–

Net Change In Cash	17,055	–

Cash At Beginning Of Period	841	–

Cash At End Of Period	$17,896	$–

54

THE ALKALINE WATER COMPANY INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company offers retail consumers bottled alkaline water in various sizes, all of which is produced through an electrolysis process that uses specialized electronic cells coated with a variety of rare earth minerals to produce 8.8 pH drinking water without the use of any chemicals added during the electrolysis process. The Alkaline Water Company Inc. will be referred herein to as the "Company". Any reference herein to "The Alkaline Water Company Inc.", the "Company", "we", "our" or "us" is intended to mean The Alkaline Water Company Inc., unless otherwise indicated.

Basis of presentation

The unaudited interim consolidated financial statements included herein, presented in accordance with United States generally accepted accounting principles ("GAAP") and stated in U.S. dollars, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission for interim financial reporting. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include [list key estimates such as: valuation of debt conversions, fair value of shares issued for services, useful lives of fixed assets, inventory valuation, and allowance for doubtful accounts]. Actual results could differ materially from those estimates.

Business Segments

The Company operates as a single operating segment for the purposes of presenting financial information and evaluating performance under ASC 280. The Company's chief operating decision maker reviews financial information on a consolidated basis for purposes of allocating resources and evaluating financial performance. As such, the accompanying consolidated financial statements present financial information in a format that is consistent with the internal financial information used by management.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of September 30, 2025, the Company has accumulated deficits of $134,990,337 and a working capital deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern for one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans to address these matters include [specific plans should be detailed here].

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates realization of assets and satisfaction of liabilities in the normal course of business. Since its inception, the Company has been engaged substantially in developing its business plan and building its initial customer and distribution base for its products. As a result, the Company incurred accumulated net losses from Inception (June 19, 2012) through the period ended June 30, 2025, of $134,649,316. In addition, the Company's development activities since inception have been financially sustained through debt and equity financing. These factors raise substantial doubt about the Company's ability to continue as a going concern within one year from the date that the financial statements are issued.

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NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash

As of June 30, 2025, the Company had a cash balance of $34,783. Cash includes cash on hand and balances with banks.

Reclassification

Certain prior year amounts have been reclassified for comparative purposes to conform to the current year financial statement presentation. These reclassifications had no effect on previous reported results of operations.

Advertising & Promotions

Advertising costs are recognized as expense in Statement of operations for the period when incurred.

Use of Estimates

The preparation of audited financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include deferred income tax assets and related valuation allowance, valuation of convertible notes, warrants and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Loss Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at each period end.

Inventory

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis. The net realizable value is the estimated selling price in the ordinary course of business, less the cost of completion and selling expenses. The Company periodically reviews its inventories and makes a provision as necessary to appropriately value goods that are obsolete, have quality issues, or are damaged. The amount of the provision is equal to the difference between the cost of the inventory and its net realizable value based upon assumptions about product quality, damages, future demand, selling prices, and market conditions. If changes in market conditions result in reductions in the estimated net realizable value of its inventory below its previous estimate, the Company would increase its reserve in the period in which it made such a determination.

In addition, the Company provides for inventory shrinkage based on historical trends from actual physical inventory counts. Inventory shrinkage estimates are made to reduce the inventory value for lost or stolen items. The Company performs physical inventory counts and cycle counts throughout the year and adjusts the shrink reserve accordingly. As of March 31, 2025, the Company has no obsolescence provisions, damage provisions, or shrinkage provisions.

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Fair Value of Financial Instruments

ASC 820 defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.
●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.
●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include cash and accounts payable. The Company’s cash, which is carried at fair value, is classified as a Level 1 financial instrument. The Company’s bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Stock Based Compensation

The Company accounts for share-based payments in accordance with the provision of ASC 718, which requires that all share-based payments issued to acquire goods or services, including grants of employee stock options, be recognized in the statement of operations based on their fair values, net of estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company issues compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with ASC-606 by,

●	identifying the contract(s) with a customer,
●	identifying the performance obligations in the contract,
●	determining the transaction price,
●	allocating the transaction price to the performance obligations in the contract and
●	recognizing revenue when the performance obligation is satisfied.

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Accordingly, the Company recognizes revenue when performance obligations under the terms of the contracts are satisfied. Our performance obligations primarily consist of delivering products to our customers. Control is transferred upon providing the products to customers upon shipment of our products to the consumers from our ecommerce sites. Once control is transferred to the customer, we have completed our performance obligation.

Equipment

Equipment is stated at cost less accumulated depreciation and depreciated over their estimated useful lives at the following rate and method.

●	Furniture and fixtures: 20% per annum
●	Computer: 30% per annum

Routine repairs and maintenance are expensed as incurred. Improvements, that are betterments, are capitalized at cost. The Company recognizes full quarter’s depreciation in the quarter when the asset is acquired.

Recently Issued Accounting Pronouncements

The Company has evaluated recent accounting pronouncements through June 30, 2025, and believes that none of them will have a material effect on its consolidated financial statements.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

In June 2023, the Company entered into notes payable aggregating $733,930. The notes payable accrue interest at a rate of 12%, payable on the due date, which was one year from issuance. The note payable can be paid in either cash or convertible into the Company common stock.

NOTE 5 - STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Shares

On October 7, 2013, the Company amended its articles of incorporation to create 100,000,000 shares of preferred stock by filing a Certificate of Amendment to Articles of Incorporation with the Secretary of State of Nevada. The preferred stock may be divided into and issued in series, with such designations, rights, qualifications, preferences, limitations and terms as fixed and determined by our board of directors.

Series E Convertible Preferred Stock

On November 23, 2022, we entered into private placement subscription agreements, whereby we issued an aggregate of 1,100,000 shares of our Series E Preferred Stock (“Series E Preferred Stock”) at a deemed price of $1.00 per share of Series E Preferred Stock for gross proceeds of $1,100,000, of which only $100,000 is currently outstanding.

Holders of the Series E Preferred Stock (the "Holders") are entitled to receive dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum, payable on each anniversary date of the original issue date of shares of Series E Preferred Stock held by applicable Holders in a number of shares of our common stock per share of the Series E Preferred Stock equal to the quotient obtained by dividing the dollar amount of such dividend payment by applicable market price. A stated value of each share of the Series E Preferred Stock is $1.00. Any accrued but unpaid dividends on the Series E Preferred Stock being converted will be paid in our common stock upon the conversion of the Series E Preferred Stock. If we pay a dividend on our common stock while the shares of the Series E Preferred Stock are outstanding, the Holders will be entitled to receive a dividend per share of Series E Preferred Stock equal to the dividend per share of our common stock. Such dividend will be payable on the same terms and conditions as the payment of the dividend on our common stock.

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Series A Preferred Stock

The Company filed with the State of Nevada on January 23, 2025, a certificate of designation for a 1,000,000 shares Series A Preferred Stock. The Record Holders of the Series “A” Preferred Stock shall have the right to vote on any matter with the holders of the Common Stock of the Corporation voting together as one (1) class. The record Holders of the Series “A” Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holders of the Common Stock of the Corporation or other potential holders of other series of voting Preferred Shares entitled to vote at any Regular or Special Meeting of the Shareholders) equal to five hundred (500) shares of Common Stock for each one (1) share of Series “A” Preferred Stock held. Additionally, the holders of the Series “A”, Preferred Stock are not entitled to dividends from the Company and each share of Series “A”, Preferred Stock is convertible into fifty (50) shares of the Common Stock of the Company at the sole discretion of the holder. The Series “A, Preferred Stock is extinguished five (5) years from the date of issuance.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is involved in various legal proceedings, claims and litigation arising in the ordinary course of business. The Company does not believe that the disposition of matters that are pending or asserted will have a material effect on its consolidated financial statements.

NOTE 7 - SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to June 30, 2025, to the date of these financial statements were issued, and has determined that it does not have any other material subsequent events to disclose in these financial statements.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of Arizona, November 20, 2025

The Alkaline Water Company Inc., a Nevada corporation

By: /s/ Richard Wright Title: Principal Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Richard Wright Title: Principal Executive Officer Date: November 20, 2025

By: /s/ David Guarino Title: President/CFO Date: November 20, 2025	By: /s/ David Guarino Title: Director Date: November 20, 2025

By: /s/ John Arminio Title: Director Date: November 20, 2025	By: /s/ Ronald Miller Title: Director Date: November 20, 2025

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Item 16. Index to Exhibits

Exhibit 2 - Charters and Bylaws

Exhibit 2.1 The Alkaline Water Company Articles of Merger

Exhibit 2.2 The Alkaline Water Company Certificate of Incorporation

Exhibit 2.3 The Alkaline Water Company Bylaws

Exhibit 4 - Subscription Agreement

Exhibit 4.1 - Subscription Agreement

Exhibit 12 - Opinion Re: Legality

Exhibit 12.1 - Legal Opinion of Counsel

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